Exhibit 99.01

June 27, 2017

To the Board of Directors of

MJ Biotech, Inc.

760 Route 10 West, Suite 203

Whippany, New Jersey

From:

James Farinella

Chairman of the Board Director

and Chief Executive Officer, of

Effective June 27, 2017, I hereby resign as a Chairman of the Board Director and Chief Executive Officer,

of MJ Biotech, Inc.

This resignation is due to personal reasons and does not reflect any concerns and or disagreements relating to MJ Biotech, Inc., operations, policies or practices.

Sincerely

/s/ James Farinella

James Farinella

June 27, 2017

Raj Pamnani, Director of

MJ Biotech, Inc

760 Route 10 West, Suite 203

Whippany, New Jersey

To the Board of Directors

Effective as of this date, I hereby resign as a director of MJ Biotech, Inc.

This resignation is due to personal reasons and does not reflect and disagreements and or concerns of relating to the Companies operations, policies or Practices.

Sincerely

Raj Pamnani

Raj Pamnani